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                                                                       EXHIBIT 5





                               January 24, 1996



Eagle Bancshares, Inc.
4305 Lynburn Drive
Tucker, Georgia 30084-4441

         RE:     Legality of Common Stock to be Sold in Public Offering

Ladies and Gentlemen:

         We have acted as counsel to Eagle Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, up to 1,495,000 shares of the Common Stock, par value $1.00 per share, of the Company (the "Shares") to be sold by the Company (including up to 195,000 Shares subject to an over- allotment option to be granted by the Company to the several underwriters).

         The opinion hereinafter set forth is given pursuant to Item 6 of Form S-2 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matters set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Restated Articles of Incorporation and Bylaws of the Company, the minutes of the proceedings of the Board of Directors and the stockholders of the Company and the form of Underwriting Agreement to be entered into among the Company and Interstate/Johnson Lane Corporation and Morgan Keegan & Company, Inc., as representatives of the several underwriters to be named therein (the "Underwriting Agreement"). In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.





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Eagle Bancshares, Inc.
January 24, 1996
Page 2



         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of public officials of the State of Georgia. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the Georgia Business Corporation Code (the "Georgia Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than laws set forth in the Georgia Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the offering and sale of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) the Shares, when delivered and sold in accordance with the Underwriting Agreement against payment in full of the purchase price therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" set forth in the Prospectus forming a part of the Registration Statement.

                                                   Very truly yours,



                                                   LONG, ALDRIDGE & NORMAN LLP